Exhibit 8.1



                        SIDLEY AUSTIN BROWN & WOOD LLP



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WRITER'S DIRECT NUMBER                                  WRITER'S E-MAIL ADDRESS
    (212) 906-2745                                         sknopf@sidley.com



                                                            February 12, 2002



Morgan Stanley ABS Capital II Inc.
1585 Broadway
New York, New York 10036

Re:      Morgan Stanley ABS Capital II Inc.
         Registration Statement on Form S-3
        -----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel for Morgan Stanley ABS Capital II Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of its registration statement on Form S-3 (the "Registration Statement") relating to the issuance from time to time in one or more series (each, a "Series") of asset-backed securities (the "Securities") that are registered on such Registration Statement. The Registration Statement is to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each an "Agreement") among the Corporation, a trustee (the "Trustee") and, where appropriate, a servicer (the "Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

     We have examined the prospectuses and the forms of prospectus supplement contained in the Registration Statement (the "Prospectuses" and "Prospectus Supplements", respectively) and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

     We have advised the Corporation with respect to certain federal income tax consequences of the proposed issuance of the Securities. This advice is summarized under the heading "Material Federal Income Tax Consequences" in the Prospectuses and "Summary--Tax Status" and "Material Federal Income Tax Consequences" in the Prospectus Supplements, all a part of the Registration Statement. Such description does not purport to discuss all possible federal



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income tax ramifications of the proposed issuance, but with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects. We hereby confirm and adopt the opinions expressly set forth under each of the above quoted headings in the Prospectuses and the Prospectus Supplements as representing our opinion as to the material federal income tax consequences of the purchase, ownership and disposition of the Securities. There can be no assurance, however, that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm as special federal tax counsel to the Corporation under each of the above quoted headings in the Prospectuses and the Prospectus Supplements forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                         Very truly yours,

                                         /s/  Sidley  Austin  Brown & Wood LLP




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